CODE OF ETHICS
                                      of
                      BLACK DIAMOND ASSET MANAGEMENT LLC

                               February __, 2003

INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by Black Diamond Asset Management LLC ("Black Diamond") with respect to Black Diamond's investment advisory services to investment companies, including U.S. registered investment companies or series thereof (each a "Fund"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Fund, and to address other situations involving a potential conflict of interest. An officer of Black Diamond is responsible for monitoring compliance with the Code (the "Review Officer"). Definitions of underlined terms are included in Appendix A.

      This  Code  is  intended  to  ensure   that  the   personal   securities
transactions of persons subject to the Code are conducted in accordance with the following principles:

          (i)  the duty at all times to place first the interests of a Fund;

          (ii) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

        (iii) the fundamental standard that Black Diamond personnel not take inappropriate advantage of their positions.

SECTION 1. WHO IS COVERED BY THIS CODE

     This Code applies to all directors, officers and employees of Black Diamond. Certain provisions apply only to Access Persons, Investment Personnel and portfolio managers listed in Appendix B, [in each case only with respect to those Fund listed in Appendix B.] Black Diamond forbids any Access Person or Investment Personnel from engaging in any conduct that is contrary to this Code or Black Diamond's Insider Trading Policy and Related Procedures. All Access Persons are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner and other matters.

     Failure to comply with this Code is a very serious matter and may result in disciplinary action including, among other things, monetary fines, disgorgement of profits, and suspension or termination of employment.

SECTION 2. PRECLEARANCE REQUIREMENT

     All Access Persons must obtain prior written approval from the Review Officer before engaging in personal securities transactions, except transactions in U.S. Government securities. Approvals will be valid for 24 hours. A sample Request Form is included at Appendix C

SECTION 3. PROHIBITED TRANSACTIONS

     (a)  All Directors, Officers and Employees:

          (i) Prohibition Against Fraudulent Conduct. No director, officer or employee may use any information concerning a security held or to be acquired by a Fund, or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, no director, officer or employee shall, directly or indirectly:

               (1) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

               (2) make to a Fund any untrue statement of a material fact, or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

               (4) engage in any manipulative practice with respect to a Fund.

          (ii) Confidentiality. Except as required in the normal course of carrying out their business responsibilities, no director, officer or employee shall reveal information relating to the investment intentions or activities of any Fund, or to securities that are being considered for purchase or sale on behalf of any Fund.

     (b) Access Persons. In addition to the restrictions in Section 3(a), Access Persons are subject to the following restrictions:

          (i) Blackout Period. Access Persons shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should know a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. For purposes of this Section, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

               (1) Blackout Period Exclusions and Definitions. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section 3(b):

               (A) purchases or sales over which the Access Person has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person's home);

               (B)  purchases   which  are  part  of  an  automatic   dividend
                    reinvestment plan;

               (C) purchases or sales which are non-volitional on the part of the Access Person; and

               (D) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

          (ii) Undue Influence. Access Persons shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to them, and shall not recommend any securities transactions for a Fund without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the Access Person (or any party in which he or she has a significant interest) and such issuer or its affiliates.

         (iii) Corporate   Opportunities.   Access   Persons  shall  not  take
               personal advantage of any opportunity properly belonging to a Fund.

          (iv) Other Prohibited Transactions. Access Persons shall not:

               (1) induce or cause a Fund to take action, or to fail to take action, for personal benefit rather than for the benefit of the Fund;

               (2) accept anything other than of de minimis value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;

               (3) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the Review Officer prior to establishing such an account;

               (4) use knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of others; or

               (5) violate the anti-fraud provisions of the federal or state securities laws.

     (c) Investment Personnel. In addition to the restrictions in Sections 3(a) and (b), Investment Personnel are subject to the following restrictions:

          (i) Short-Term Trading Profits. Investment Personnel shall not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities as any held by the Fund within 60 calendar days. Any profits realized on such short-term trades shall be disgorged to charity. The Review Officer may grant exceptions to this prohibition in whole or in part, and upon such conditions as the Review Officer may impose, if the Review Officer determines that no harm resulted to a Fund and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

          (ii) Initial Public Offerings. Investment Personnel may not directly or indirectly acquire securities in an initial public offering without first obtaining approval from the Review Officer.

         (iii) Private Placements. Investment Personnel may not directly or indirectly acquire securities in a private placement unless the Review Officer determines whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel by virtue of their position with the Fund. Any Investment Personnel who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if he or she plays a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

          (iv) Service as a Director. Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of a Fund and its shareholders.

     (d) Portfolio Managers. In addition to the restrictions in Sections 3(a),
(b) and (c), no portfolio manager shall purchase or sell a Covered Security within seven calendar days before or after a Fund for which the portfolio manager makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged and given to charity.

SECTION 4.  REPORTING REQUIREMENTS

     (a) Reporting. Access Persons must report to the Review Officer the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

     (b) Exclusions from Reporting. Purchases or sales in Covered Securities in an account in which the Access Person has no direct or indirect or control are not subject to the reporting requirements of this Section.

     (c) Initial Holding Reports. No later than ten (10) days after an Access Person becomes subject to this Code, he or she must report the following information (See Appendix D):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded ) in which the Access Person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person's direct or indirect benefit as of the date he or she became subject to this Code; and

          (iii) the date that the report is submitted.

     (d) Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, Access Persons must report the following information (See Appendix E):

          (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Access Person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the Covered Security at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (5)  the date that the report is submitted.

          (ii) with respect to any account established by the Access Person in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

               (1) the name of the broker, dealer or bank with which the account is established; (2) the date the account was established; and (3) the date that the report is submitted.

     (e) Annual Holdings Reports. Annually, all Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted) (See Appendix F):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;

          (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

         (iii) the date that the report is submitted.

     (f) Certification of Compliance. All Access Persons are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, all Access Persons are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (g) Alternative Reporting. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of
          Section 4.

     (h) Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

     (i) Account Opening Procedures. All Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, Access Persons must promptly:

     (i) provide to Black Diamond, its agents and attorneys full access to any and all records and documents which Black Diamond considers relevant to any securities transactions or other matters subject to the Code;

     (ii) cooperate with Black Diamond, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code.

    (iii) provide Black Diamond, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter to the Code; and

     (iv) promptly notify the Review Officer or such other individual as Black Diamond may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

SECTION 5. REVIEW OFFICER

     (a)  Duties of Review Officer. The Review Officer will:

          (i) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

          (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

         (iii) compare,   on  a  quarterly  basis,   all  Covered   Securities
               transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

          (iv) maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

          (v) identify persons who are Investment Personnel and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement.

     (b) Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If, after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the Review Officer with a recommendation of appropriate action to the owners of Black Diamond.

     (c) Required Records. The Review Officer shall maintain and cause to be maintained:

          (i) a copy of any code of ethics adopted by Black Diamond which has been in effect during the previous five (5) years in an easily accessible place;

          (ii) a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

         (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two
               (2) years in an easily accessible place;

          (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Black Diamond, in an easily accessible place;

          (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (vi) a record of any decision, and the reasons supporting the decisions, approving the acquisition by Investment Personnel of privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

     (d) Post-Trade Review Process. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

          (i) same day trades: transactions by Access Persons occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person.

          (ii) portfolio manager trades: transactions by a portfolio manager within seven calendar days before and after a Fund, for which the portfolio manager makes or participates in making a recommendation, trades in that security.

         (iii) potential conflicts: transactions by Access Persons in securities, which, within the most recent 15 days, are or have been held by a Fund or are being or have been considered by a Fund or Black Diamond for purchase by a Fund.

          (iv) other  activities:  transactions  which may give the appearance
               than  an  Access  Person  has  executed   transactions  not  in
               accordance with this Code.

     (e) Submission to Fund Board. The Review Officer shall annually prepare a written report to the Board of Trustees of a Fund listed in Appendix B that:

          (i) describes any issues under this Code or its procedures since the last report to the owners, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies that Black Diamond has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

                                                                   APPENDIX A

                                  DEFINITIONS

(a)  Access Person:

     (i) means each director or officer of Black Diamond, any employee or agent of Black Diamond, or any company in a control relationship to Black Diamond who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by Black Diamond, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (ii) any natural person in a control relationship to Black Diamond who obtains information concerning recommendations made to a Fund by Black Diamond with regard to the purchase or sale of Covered Securities by the Fund;

(b)  Act means the Investment Company Act of 1940, as amended.

(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities that an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  Covered Security means any security, except:

     (i)  direct obligations of the Government of the United States;

     (ii) banker's acceptances and bank certificates of deposits;

    (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing; and

     (v)  shares of registered open-end investment companies.

(f) Investment Personnel means any employee of Black Diamond who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by Black Diamond; and any individual who controls Black Diamond or a Fund for which Black Diamond is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(g) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(h)  Security held or to be acquired by a Fund means:

     (i) any Covered Security which, within the most recent 15 days (1) is or has been held by the applicable Fund or (2) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                                                    APPENDIX B

                            List of Access Persons
                           and Investment Personnel
                          (as of January [___], 2003)

------------------------------------------------------------------------------
BLACK DIAMOND       AP           IP       As of Date      Fund        End Date

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
AP=Access Person; IP=Investment Personnel

List of Funds:

1.  Black Diamond Funds

                                                                   APPENDIX C


                           REQUEST FOR PERMISSION TO
                    ENGAGE IN PERSONAL SECURITIES TRANSACTION

     To the Review Officer:

     On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest title, and which are required to be pre-approved pursuant to the Code of Ethics adopted by the Board of Trustees of Black Diamond Funds pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

          (Use approximate dates and amounts of proposed transaction)

                                                   Nature of
          Proposed     No. of Shares               Transaction  Broker/
Name of   Date of      or Principal Dollar Amount  (Purchase,   Dealer
Security  Transaction  Amount       of Transaction Sale, Other) or Bank  Price
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                                    Name: ____________________________________

                                    Position
                                    With Company _____________________________


Date: _________________________     Signature:________________________________

Permission Granted                  Permission Denied

Date: _________________________      Signature:_______________________________
                                                     Review Officer

                                                                    APPENDIX D


                         INITIAL REPORT OF SECURITIES

To the Review Officer:

     As of the date indicated I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," of the securities listed below. I am reporting ownership of these securities as required by the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."


                               No. of Shares
      Name of                  or Principal                  Broker/Dealer
      Security                    Amount                       or Bank
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: __________________________          Signature:________________________

                                          Print Name: ______________________

                                          Company: _________________________

                                          Position
                                          with Company: ____________________

                                                                    APPENDIX E


                  QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Review Officer:

     On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which must be reported pursuant to the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If no such transactions were effected, I have so indicated by typing or printing "NONE."


                     No. of                                          Interest
                     Shares     Dollar     Nature of                 Rate and
                     or         Amount     Transaction       Broker/ Maturity
Name of  Date of     Principal  of Trans-  (Purchase,        Dealer  Date (if
Security Transaction Amount     action     Sale Other) Price or Bank applicable)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

     During the period covered by this report, the following accounts were established by me in which securities were held during such period for the direct or indirect benefit of me, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee. If no accounts were established, I have so indicated by typing or printing "NONE."

                  Name of
             Broker, Dealer or Bank                    Date Account Established
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ___________________________         Signature: _________________________

                                          Print Name: ________________________

                                          Company: ___________________________

                                          Position
                                          with Company: ______________________

                                                                    APPENDIX F



                          ANNUAL REPORT OF SECURITIES

To the Review Officer:

     As of the date indicated, I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," of the securities listed below. I am reporting ownership of these securities as required by the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."


                       No. of Shares
     Name of           or Principal                    Broker/Dealer
     Security          Amount                          or Bank
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

     This report (i) excludes transaction with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: _____________________________       Signature:_________________________

                                          Print Name:________________________

                                          Company: __________________________

                                          Position
                                          with Company:______________________

                                 ATTACHMENT A

                                ACKNOWLEDGEMENT

I understand that I am subject to the Code of Ethics of Black Diamond Asset Management LLC. I have read and I understand the Black Diamond Code of Ethics and I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.




_____________________________________                 _________________
            Signature                                       Date



_____________________________________
              Printed Name

      This form must be completed and returned to Black Diamond's Compliance Department.






04088.0002 #335868